Exhibit 10.16 Consulting Agreement

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT ("Agreement") is made and entered into effective as of April 23, 2012 (the "Effective Date") by and between Monster Offers, a Nevada corporation. (the “Company”), whose address is P.O. Box 1092, Bonsall, CA 92003, and Cleverson Schmidt ("Consultant"), whose address is R. Jasmin, 310, Bl. B, Ap – 141, Campinas, Sao Paulo.

RECITALS

A.                Monster Offers (OTCBB: MONT) is a leading mobile banking solutions company and Daily Deal aggregator and technology company specializing in social media commerce, marketing, and advertising solutions for large Companies and Nonprofit Organizations, and is engaged in providing technology and “daily deal” marketing services in connection with its website (www.monsteroffers.com), various other websites, and media.

B.                 The Company wishes to engage the services of the Consultant to advise, consult, and develop mobile applications that support the Company’s product development and business plans and strategies as set forth in this Agreement.

C.                 The Company wishes to engage the services of the Consultant as an independent contractor to advise and consult with it with respect to (i) developing successful mobile applications, (ii) implementation of developed mobile applications, and (iii) other technology related mobile application development and marketing strategies as mutually agreed; all on the terms and subject to the conditions set forth in this Agreement.

D.                The Consultant is willing to accept such engagement on the terms set forth in this Agreement. Now therefore in consideration of the foregoing recitals and the mutual covenants and obligations contained in this Agreement, including the payment of fees and other good and valuable consideration contained herein the parties agree as follows:

1.      Engagement:

1. 1. Engagement. The Company hereby engages the Consultant to perform the

Services, as defined and set forth in paragraph 1.4, for the Term as defined and set forth in paragraph 1.2, and the Consultant hereby accepts this engagement, on the terms and subject to the conditions set forth in this Agreement.

1.2. Term. The term of the Consultant's engagement under this Agreement for all services shall be for the period beginning on April 23, 2012 and ending on April 22, 2013 (the "Term"), unless sooner terminated as provided in paragraph 4 below, or unless extended by mutual, written consent of the parties hereto.

1.3. Relationship. The relationship between the Company and the Consultant created by this Agreement is that of independent contractor as regards the Consultant, and the Consultant is not, and shall not be deemed to be, an employee or agent of the Company for any purpose.

1.4. Services. The following services (the “Services”) shall be rendered, from time to time by the Consultant during the Term as the Company may request, solely for the Company's benefit and not for the benefit of any third party:

(a)                Leveraging the existing Daily Deal mobile application for the Android platform developed by Consultant, modify or enhance it to work specifically, and exclusively with the Company’s www.monsteroffers.com database.

(b)               Assist management with the development of successful mobile application strategies for the Company.

(c ) Assist in, and/or lead mobile application development, testing implementation, and support efforts as identified by the Company on an on-going basis.

1.5 No Capital Raising Services. The Services do not include consulting with or advising or assisting the Company, in any manner (i) in connection with the offer or sale of securities in any capital-raising transaction, or (ii) to directly or indirectly promote or maintain a market for any of the Company's securities.

1.6. No Investment Advisory or Brokerage Services; No Legal Services. The Services do not include requiring the Consultant to engage in any activities for which an investment advisor's registration or license is required under the U.S. Investment Advisors Act of 1940, or under any other applicable federal or state law; or for which a "broker's" or "dealer's" registration or license is required under the U.S. Securities Exchange Act of 1934, or under any other applicable federal or state law.

1.7. Location. The Company and the Consultant intend that the Services shall be rendered primarily from the Consultant's offices and may be rendered by telephone, skype, and e-mail communication. The Consultant understands and acknowledges it may be necessary to travel to perform the Services, and that the Consultant shall only do so at the Consultant’s sole expense, unless other arrangements are agreed to in advance with the Company. The Consultant will, if requested by the Company, attend strategy and planning meetings of the Company at reasonable times for the Consultant. The Consultant will be reasonably available by telephone to consult with the Company at regular and special meetings thereof.

1.8. Time; Non-exclusive. The Consultant shall devote as much time to the performance of the Services as is reasonably necessary in Consultant’s sole discretion, but the
Consultant shall not be required to devote any fixed number of hours or days to the performance of the Services. The Company recognizes that the Consultant has and will continue to have other clients and business, and agrees that this engagement is non-exclusive.

1.9. Support Staff and Facilities. The Consultant shall furnish its own support, office,

telephone, and other facilities and equipment necessary to the performance of the Services, and the Company shall not be required to provide the Consultant with any such staff, facilities or equipment unless special requests are made of Consultant and special compensation arranged by Company for Consultant.

1.10. Confidentiality. The Consultant shall not disclose any non-public, confidential or proprietary information, which confidential information is more specifically outlined in Section 5 hereof, concerning the Company's products, methods, engineering designs and standards, analytical techniques, technical information, customer information, or employee information, unless required to do so by applicable law. The same foregoing confidentialities are agreed, granted, guaranteed and shall be continually afforded to Consultant by Company; its officers, directors, employees and agents.

1.11. Non-Compete. The Consultant agrees not to provide similar mobile application development or related services to any other company that may offer a competitive product to Company’s products or services in the daily deal, offers or promotions industry for a period of six (6) months beyond the term of this Agreement.

2. Ownership of Software and Applications:

2..1 Consultant acknowledges that all software and applications developed by consultant under the terms if this agreement shall be the property of Company. Consultant shall have no right to use any of these software or applications for any other purpose, without the express written consent, in advance, of the Company.

3.      Consultant's Fee(s):

3.1 As consideration for entering into this Agreement, and for contributing all ownership rights and developed code to the existing Daily Deal mobile application, previously developed by Consultant to Company, Consultant shall be compensated with $25,000 worth of shares of unregistered restricted stock in Monster Offers. Shares will be delivered to Consultant within 60-days of the effective date of this Agreement. The Consultant agrees to lock-up these shares for 12-months as defined in Addendum A of the Agreement.

3.2. Revenue Sharing. Consultant shall be paid a revenue share equal to 10% of the revenues received by the Company from the use and implementation of the Daily Deal mobile application developed by Consultant. The revenue sharing payments shall be made on a monthly basis within 10 days of receipt of payment by the Company from its deal feed suppliers.

3.3. Offset; Withholding; Taxes. The Company shall pay the Consultant's Fee to the Consultant without offset, deduction or withholding of any kind or for any purpose. The Consultant shall pay any federal, state and local taxes payable by it with respect to the Consultant's Fee(s) or Commissions.

3.4. The Consultant's Expenses. Company shall not reimburse Consultant for any expenses unless agreed to in advance by Company.

3.            Representations, Warranties and Covenants:

4.1. Representations and Warranties of the Company. The Company represents and warrants to and covenants with the Consultant that:

(a) Incorporation, Good Standing, and Due Qualification. The Company is a

corporation duly incorporated, validly existing and in good standing under the laws of Nevada;

has the corporate power and authority to own its assets and to transact the business in which it is now engaged.

(b)               Corporate Power and Authority. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the Company's shareholders, or any other body, entity or person; (ii) contravene the Company's certificate of incorporation or bylaws; (iii) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree determination or award presently in effect having applicability to the Company; (iv) result in a breach of or constitute a default under any agreement or other instrument to which the Company is a party.

(c)                Legally Enforceable Agreement. This Agreement is the, legal, valid and binding obligation of the Company, enforceable against it, its successors, assigns, etc. in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

4.2. Representations and Warranties of the Consultant. The Consultant represents and warrants to and covenants with the Company that:

(a)        Power and Authority. The execution, delivery and performance by the Consultant of this Agreement, does not and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Consultant, (ii) result in a breach of or constitute a default under any agreement or other instrument to which the Consultant is a party.

(b)      Corporate Power and Authority. The execution, delivery and performance by the Consultant of this Agreement, have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the Consultant's stockholders, or any other body, entity or person; (ii) contravene the Consultant's charter or bylaws; (iii) violate any provision of any law, rule, regulation., order, writ, judgment, injunction., decree, determination or award presently in effect having applicability to the Consultant; (iv) result in a breach of or constitute a default under any agreement or other instrument to which the Consultant is a party.

(c)        Legally Enforceable Agreement. This Agreement is the, legal, valid and binding obligation of the Consultant, enforceable against it in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

(d)        Consultant is not the subject of any court order, judgment or decree, not subsequently reversed, suspended or vacated, permanently or temporarily enjoining it or him from, or otherwise limiting his involvement in working as an Consultant. The Consultant was not found by a court in a civil action or by the U. S. Securities and Exchange Commission ("SEC") to have violated any federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated.

5.      Termination:

5.1. This Agreement may be terminated prior to the expiration of the Term by either the Company or Consultant with 30-days written notice.

6.      Confidential Information:

6.1. The parties hereto recognize that a major need of the Company and the Consultant is to preserve their respective specialized knowledge, trade secrets, and confidential information. The strength and good will of the Company and Consultant are derived from the specialized knowledge, trade secrets, and confidential information generated from experience with the activities undertaken by the Company and Consultant and their subsidiaries and Consultant’s affiliates. The disclosure of this information and knowledge to competitors would be beneficial to them and detrimental to the Company or Consultant as would the disclosure of information about the marketing practices, pricing practices, costs, profit margins, design specifications, analytical techniques, customer lists, contacts, suppliers, subcontractors and similar items or assets of the Company or Consultant and their subsidiaries. By reason of Consultant being a consultant to the Company and Company being a client of Consultant, Consultant and/or Company has or will have access to, and will obtain, specialized knowledge, trade secrets and confidential information (but not necessarily “insider” information) about the Company's and/or Consultant’s operations and the operations of their subsidiaries, wherever located; therefore, Consultant and Company each recognizes that the other is relying on the warranties, representations and agreements of the other in entering into this Agreement including the agreement not to disclose Confidential Information.

6.2. During the Term, Consultant will not induce any employee of the Company to leave the Company's employ or hire any such employee (unless the Board of Directors of the Company shall have authorized such employment and the Company shall have consented thereto in writing). Likewise Company shall not directly or indirectly use, employ, hire or contract with any of Consultant’s subcontractors, employees, contractors, affiliates, sources or service providers without the specific written consent of Consultant for each such individual event, person, entity or occurrence.

7. General Provisions:

7.1 Entire Agreement; Waivers. This Agreement contains the entire agreement of the parties, and supersedes any prior agreements with respect to its subject matter. There are no agreements, understandings or arrangements of the parties with respect to the subject matter of this Agreement that are not contained herein. This Agreement shall not be modified except by a specific, written, signed by the parties. No waiver of any provision of this Agreement shall be effective unless made in writing and signed by the party making the waiver. The waiver of any provision of this Agreement shall not be deemed to be a waiver of any other provision or any future waiver of the same provision,

7.2. Notices. All notices given under this Agreement shall be in writing, addressed to the parties, and shall be effective on the earliest of (i) the date received or (ii) on the second business day after delivery to a major international air delivery or air courier service (such as but not limited to, Federal Express or to the U.S. Post Office via registered mail, return receipt.)

7.3. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada; provided, however, that if any provision of this Agreement is unenforceable under such law but is enforceable under the laws of the State of domicile of Company then that domicile state law shall govern the construction and enforcement of that provision.

7.4. Jurisdiction and Venue. Subject to subsection 6.3. hereof, the courts of the

State of Nevada shall have exclusive jurisdiction to hear, adjudicate, decide, determine and enter final judgment in any action., suit, proceeding, case, controversy or dispute, whether at law or in equity or both, and whether in contract or tort or both, arising out of or related to this Agreement,

or the construction or enforcement hereof or thereof ("Related Action"). The Company and the Consultant hereby irrevocably consent and submit to the exclusive personal jurisdiction of the Nevada Courts to hear, adjudicate, decide, determine and enter final judgment in any Related Action. The Company and the Consultant hereby irrevocably waive and agree not to assert any right or claim that it is not personally subject to the jurisdiction of the Nevada Courts in any Related Action, including any claim of forum non conveniens or that the Nevada Courts are not the proper venue or form to adjudicate any Related Action. If any Related Action is brought or maintained in any court other than the Nevada Courts; other than as provided in subsection 6.3. hereof, then that court shall, at the separate, unilateral request of the Company or the Consultant dismiss that action. The parties may enter a judgment rendered by the Nevada Courts under this Agreement for enforcement in the courts of Company’s state of domicile, or any other state or sovereignty, and the party against whom such judgment is taken will not contest the authority of such courts to enforce such a judgment.

7.5. Waiver of Jury Trial. The Company and the Consultant hereby waive trial by jury in any Related Action., unless mutually agreed in specific writing to submit to a jury trial.

7.6. Attorney's Fees. The prevailing party in any Related Action shall be entitled to recover that party's costs of suit, including reasonable attorney's fees.

7.7. Binding Effect. This Agreement shall be binding on, and shall inure to the benefit of the parties and their respective successors in interest.

7.8. Construction, Counterparts. This Agreement shall be construed as a whole and in favor of the validity and enforceability of each of its provisions, so as to carry out the intent of the parties as expressed herein. Headings are for the convenience of reference, and the meaning and interpretation of the text of any provision shall take precedence over its heading. This Agreement may be signed in one or more counterparts, each of which shall constitute an original, but all of which, taken together shall constitute one agreement. A faxed copy or photocopy of a party's signature shall be deemed an original for all purposes.

7.9. Advisory. Any and all suggestions, opinions or advice given Company, its successor(s) or acquirer(s) by Consultant are advisory only and the ultimate responsibility, liability and decision regarding any action(s) taken or decisions made lies solely with Company, its successor(s) or acquirer(s) and not with Consultant.

7.10. Disclaimer of Responsibility for Acts of the Company. The obligations of the Consultant described in this Agreement consist solely of the furnishing of information and advice to the Company in the form of suggestions and services. In no event shall Consultant be required to act in behalf of, or as an agent for, or represent or make management decisions for the Company, nor shall Consultant do so. All final decisions with respect to acts and omissions of the Company or any affiliates and subsidiaries, shall be solely those of the Company or such affiliates and subsidiaries, and Consultant shall under no circumstances be liable for any direct or indirect expense or cost incurred, or loss suffered, by the Company, its shareholders, or any other entity or party as a consequence of such acts or omissions, and Company shall so indemnify Consultant from any and all such expense, cost and liability.

7.11. Indemnity by the Company. The Company shall protect, defend, indemnify and hold Consultant and its assigns and attorneys, accountants, agents, consultants, employees, officer and directors harmless from and against all losses, liabilities, damages, judgments, claims, counterclaims, demands, actions, proceedings, cost and expenses (including reasonable attorneys’ fees) of every kind and character resulting from, relating to or arising out of (a) the suggestions and advice provided by Consultant pursuant to this Agreement, (b) the inaccuracy, non-fulfillment or breach of any representation warranty, covenant or agreement made by the Company; or (c) any legal action, including any counterclaim, representation, warranty, covenant or agreement made by the Company or any third party; (d) negligent or willful misconduct, occurring during the term hereof, or thereafter, with respect to any decisions made by the Company; or (e) any action by third parties.

7.12. Waiver of Breach. Any waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by any party.

7.13. Assignment. This Agreement and the rights and obligations of the Consultant hereunder shall not be assignable by Consultant and the Company does acknowledge that Consultant might use outside sources and consultants to perform some of its services and obligations hereunder. Nothing herein shall preclude Consultant from assigning or pledging it proceeds hereunder or designating some other entity or person to be paid any monies or shares due Consultant hereunder.

7.14. Licensing. Nothing contained herein shall require Consultant, or its officers or principals, to be licensed by any agency or body or to engage in practices or activities which violate any law(s), regulations or statutes.

7.15. Consultant shall use its best efforts to conduct its services and affairs in a professional manner and in accordance with good industry practice.

7.16 Time, Place and Manner of Performance. The Consultant shall be available for advice and counsel to the officers and directors of the Client at such reasonable and convenient times and places as may be mutually agreed upon. As aforesaid, the time, place and manner of performance of the services hereunder, including the amount of time to be allocated by the Consultant to any specific service, shall be determined at sole discretion of the Consultant unless contrary arrangements are made and agreed in specific writing and for additional compensation to Consultant.

7.17. Currency. All references to currency in this Agreement are to United

States Dollars,

7.18. Review of Agreement. Each party acknowledges that it has had time to review this Agreement and, as desired, consult with legal and/or other counsel. In the interpretation of this Agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this Agreement.

7.19. Survival of Representations, Warranties and Covenants. Unless otherwise specifically indicated otherwise, all representations, warranties and covenants contained herein or made pursuant to this Agreement, including those in Section 2 hereof, shall survive and shall continue in full force and effect to the extent necessary to effectuate the purposes of this Agreement.

In witness whereof, the parties have executed this Agreement effective as of the Effective

Date.

The Company:	The Consultant:
Monster Offers	Cleverson Schmidt

By: /s/ Paul Gain	By: /s/ Cleverson Schmidt
Paul Gain	Cleverson Schmidt
CEO

Addendum A

April 23, 2012

Monster Offers

P.O. Box 1092

Bonsall, CA 92003

Re: LOCK-UP AGREEMENT

Gentlemen:

The undersigned, Cleverson Schmidt, a security holder of Monster Offers, a Nevada corporation (the "Company"), understands that the Company is the process of building its business and infrastructure. This lock-up agreement adds a level of protection to new investors, to prevent the undersigned from liquidating his stock holdings and adversely affecting the market of the stock.

The undersigned is the record owner of $25,000 worth of registered restricted shares of the common stock of Monster Offers, par value $0.001 per share (the "Shares), which the undersigned received for entering into a Consulting Agreement with Monster Offers, and understands that some of their Shares may be eligible for sale under the Securities Act of 1933, as amended, subject to certain limitations included in said Rule.

The undersigned further agrees that:

They will not sell any of their shares of the common stock owned by the undersigned, directly or indirectly, for a period of twelve (12) months from receipt of said shares.

The undersigned acknowledges that Empire Stock Transfer, 1859 Whitney Mesa Dr., Henderson, NV 89014, the transfer agent for the Company, has been advised of the restrictions described herein and that any attempts by the undersigned to violate said restriction may result in legal action(s) by the Company. The undersigned further agrees that a restriction reflecting that these shares are subject to a lock-up agreement may be placed on individual certificates issued.

THIS LOCK-UP AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

Sincerely,

/s/ Cleverson Schmidt

Cleverson Schmidt

Shareholder